UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 11, 2019

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
77 Fourth Avenue, 5th Floor Waltham, MA 02451 (Address of principal executive offices) (Zip Code)
(781) 642-5900 (Registrant’s telephone number, include area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☒ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure

On March 11, 2019, Care.com, Inc. (the "Company") announced certain changes to its processes for approving and managing individual caregiver profiles in its consumer marketplace.  While the Company will continue to allow newly-enrolling caregivers to prepare applications to jobs and complete their profiles, the Company is updating its practices to no longer release any applications or permit those caregivers to send messages on the platform until the completion of its preliminary screening processes.  The Company also disclosed that it closes approximately 10% of caregiver accounts based on results from its preliminary screening processes.

The Company also announced it is exploring solutions to help verify the identity of care seekers and individual caregivers in its consumer marketplace, as well as potential revisions to its closure notification policies for when it removes an individual’s account.

In addition, the Company announced changes to its practices related to small and medium-sized business listings on its consumer marketplace.  Like other digital platforms, the Company had used publicly available data to create directory listings for small and medium-sized businesses that provide childcare services.  To enhance the quality and accuracy of the directory, the Company allowed such businesses to claim ownership over the listings the Company had created.  Recently, the Company removed all listings that had not been claimed.  In addition, the Company has made more prominent its notice to users that it does not verify the credentials or licensing information of businesses listed on its consumer marketplace.  In the Company’s 2018 fiscal year, marketing services revenue from small and medium-sized businesses that provide childcare services represented less than 0.5% of the Company’s total revenue.

Finally, the Company announced the creation of a new board committee (the "Committee") whose purpose is to oversee the Company's safety and cybersecurity programs.  The Committee's charter is available in the corporate governance section of the Company's website at www.care.com.  The Company has also appointed David Krupinski, the Company's Co-Founder and Chief Technology Officer, as the Company's Chief Safety & Cybersecurity Officer, in which role he will lead and oversee the Company's safety and cybersecurity programs.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2019	By:	/s/ MICHAEL ECHENBERG
Michael Echenberg Executive Vice President and Chief Financial Officer